UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Definitive Material Agreement

On May 8, 2019, the Company entered into Warrant Exercise Agreements (the “Exercise Agreements”) with five substantial holders of outstanding warrants (“Warrants”) to purchase an aggregate of 7,541,279 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Warrants had exercise prices ranging from $0.30 to $1.35 per share and were issued in various financing transactions between July 10, 2015 and January 8, 2019, expiring five years from their respective dates of issuance.

Pursuant to the Exercise Agreements, as an inducement to exercise the Warrants immediately for cash, the Company agreed to reduce the applicable exercise price to the lower of (i) the current exercise price and (ii) $0.40. In addition, the Company agreed to issue an additional one-half share of Common Stock (collectively, the “Additional Shares”) for every share of Common Stock underlying the Warrants. In the aggregate, 11,311,917 shares of Common Stock, including the Additional Shares, will be issued in these transactions for aggregate gross proceeds to the Company of approximately $3.0 million. Final settlements are expected to occur on or before May 10, 2019.

2,733,333 of the shares of Common Stock issuable upon exercise of the Warrants will be sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-223195), declared effective on March 7, 2018, including the prospectus supplement dated March 7, 2018 thereunder. The remaining 8,578,584 shares issuable upon exercise of the Warrants, as well as all of the Additional Shares, will be sold to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended. Pursuant to the Exercise Agreements, all shares are subject to contractual lock up restrictions for a six-month period following the closing of these transactions.

In connection with the foregoing transactions, Dr. David F. Welch entered into Exercise Agreements for Warrants beneficially owned by him, covering an aggregate of 1,651,281 shares of Common Stock and 825,640 Additional Shares. Additionally, Michael A. Klump entered into Exercise Agreements for Warrants beneficially owned by him, covering an aggregate of 3,625,000 shares of Common Stock and 1,812,499 Additional Shares. Dr. Welch and Mr. Klump are members of the Company’s board of directors and participated on terms identical to those applicable to other investors.

The form of Exercise Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Exercise Agreement is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	10.1	Form of Exercise Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTODYN INC.

Date: May 9, 2019	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer